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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Delphi Corporation, Delphi Trust I, Delphi Trust II, Delphi Trust III, and Delphi Trust IV on Form S-3 of our report dated January 16, 2003, appearing in the Annual Report on Form 10-K of Delphi Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Detroit, Michigan
September 2, 2003